LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE

The undersigned, as an officer or director of Telenav, Inc. the Company, hereby constitutes and appoints H.P. Jin and Loren Hillberg and each of them, the undersigneds,true and lawful attorney in fact and agent to complete and execute such Forms 144, Forms 3, 4 and 5 and other forms as such attorney shall in his discretion determineto be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933 as amended, Section 16 of the Securities Exchange Act of 1934 as amended and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigneds ownership, acquisition or disposition of securities of the Company, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys in fact and agents shall do or cause to be done by virtue hereof.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company unless earlier revoked by the undersigned in a writing delivered to the foregoing attorneys in fact.

This Limited Power of Attorney is executed at Sunnyvale, California, s of the date set forth below.

			 s Michael Strambi
	                 Michael Strambi

	                 Dated: May 1,2012

Witness:

s Victoria Miranda
Signature
Victoria Miranda
Type or Print Name
Dated: May 1,2012